UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 21, 2016, Rennova Health, Inc. (the "Company") filed a Current Report on Form 8-K to report that one of the Company’s independent directors, Benjamin Frank, passed away on December 18, 2016. On January 11, 2017, the Company was notified by Nasdaq that the Company no longer complies with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the "Rule"), which requires the audit committee of the Company’s board of directors to have at least three members, each of whom must be independent directors as defined under the Rule. In accordance with Nasdaq Rule 5605(c)(4), the Company has a cure period in order to regain compliance. The Company has until the earlier of its next annual shareholders’ meeting or December 18, 2017 to regain compliance; or, if the Company’s next annual shareholders’ meeting is held before June 16, 2017, then the Company must evidence compliance no later than June 16, 2017. If the Company does not regain compliance by the foregoing applicable dates, then Nasdaq will provide written notification to the Company that its securities will be delisted. The Company expects that it will appoint a replacement for Mr. Frank and regain compliance with the Rule within the required timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2017	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)